                                                                Exhibit 99(p)(2)

================================================================================


================================================================================




                         ------------------------------
                                   Framlington
                         ------------------------------






                                   Compliance

                           Guidelines for Individuals
                           --------------------------



                                (September 2000)




================================================================================


(Framlington Group Limited - September 2000)

Issued September 2000

Compliance - Guidelines for Individuals                                    Index
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                      Index

--------------------------------------------------------------------------------

Section 1:  General
-------------------

Introduction ......................................................................................   5
         Aims .....................................................................................   5
         Positive Compliance Culture ..............................................................   5
         Using this Manual ........................................................................   7
         Regulatory Background ....................................................................   8
         Regulatory Organisations .................................................................   8
         Investment Business in the United States .................................................   9
         Overseas Offices .........................................................................  10
         Regulated Companies within the Framlington Group .........................................  11
         Penalties for non-compliance .............................................................  12

FSA Principles ....................................................................................  13
         Rulebooks ................................................................................  15

Compliance Department .............................................................................  16

Complaints ........................................................................................  18

Error Reporting ...................................................................................  20

Money Laundering ..................................................................................  21
         Background ...............................................................................  21
         What is Money Laundering? ................................................................  21
         What does this mean to Framlington? ......................................................  21
         What does this mean to you? ..............................................................  22
         Procedures ...............................................................................  22

Training and Competence ...........................................................................  23

Offering Investment Advice ........................................................................  25

Data Protection ...................................................................................  26

Individual Registration ...........................................................................  27

External Appointments .............................................................................  28

--------------------------------------------------------------------------------
(Framlington Group Limited - March 98)                                         2

Issued September 2000

Compliance - Guidelines for Individuals                                    Index
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                      Index

--------------------------------------------------------------------------------

Section 2:  Code of Ethics ........................................................................  29
--------------------------

Personal Dealing Procedures .......................................................................  32
         Disclosure Report ........................................................................  38
         PA Dealing staff request form ............................................................  39

Insider Dealing ...................................................................................  39

Gifts and Entertainment ...........................................................................  43
         Prohibitions .............................................................................  43
         Gifts/Benefits Received ..................................................................  44
         Offering Gifts/Entertainment .............................................................  44
         Independent Intermediaries ...............................................................  44
         Gift Notification Form ...................................................................  46

--------------------------------------------------------------------------------
(Framlington Group Limited - March 98)                                         3

Issued September 2000

Compliance - Guidelines for Individuals
--------------------------------------------------------------------------------


                                    SECTION 1


                                     General



--------------------------------------------------------------------------------
(Framlington Group Limited - March 98)                                         4

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Introduction

--------------------------------------------------------------------------------


AIMS

The main purpose of this handbook is to provide each individual with details of their compliance responsibilities whilst they are in the employment of the Framlington Group.

The handbook also provides some background information regarding the UK regulatory structure and the regulated activities of the group.

One of the most important aims of this handbook is to set out the Group policy towards compliance and the need to comply with our regulatory obligations.

Compliance is an essential and integral part of our business, and should not be viewed as an additional and separate part of our job functions.

Positive Compliance Culture

What is a Compliance culture?

Essentially the compliance culture or ethos is the attitude of a company, and therefore that of its employees, towards compliance matters.

Framlington is committed to attaining a positive compliance culture within the Group. This involves promoting an awareness in all staff that good compliance is good business, and that compliance is the responsibility of each person within the company.

This does not simply mean complying with the regulatory requirements but means an active acceptance of compliance as pro-active management of risk within the company.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                                5

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

In order to achieve a positive culture we need the following:-

- a commitment by senior management to compliance and its integration into the business of the company;

- an understanding by all staff of their individual compliance responsibilities.

The Group Board is committed to developing a positive culture of compliance within the firm.

We have aimed to assist all staff in complying with their obligations by incorporating regulatory requirements into the departmental procedures manuals and incorporating responsibility for compliance into line managements' normal supervisory duties.

It is widely recognised in the industry and by the regulators themselves that where operations departments are given wider compliance responsibilities their attitude towards compliance is more positive and generates a higher standard of compliance behaviour (not merely complying with the bare minimum requirements).

Such an approach relies on every individual in the firm recognising compliance as the active management of regulatory risk and not as a necessary evil which interferes with the business process.

A positive compliance culture will be pursued by all senior management within their business areas and you are asked to fully embrace these requirements.

As you will see in this document, there are numerous regulatory obligations placed on the group and its employees. Failure to adhere to the legal and regulatory obligations may result in significant fines, bad publicity and ultimately the suspension of business. If each person individually carries out his duties in accordance with Compliance procedures, the Group will automatically comply.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                                6

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

The regulatory standards are minimum standards which we continually aim to exceed so that high standards of conduct and service operate within the company. Whilst the Compliance department assesses periodically whether the company meets its obligations it is for each individual to play his or her part in developing the compliance culture of the company.

Using This Manual

This handbook covers the responsibilities of every member of staff employed under a contract for services, whether temporary or permanent*. You are required to comply with all the procedures of the company as a term of your contract of employment.

You are asked to read this document carefully and consider its importance to your role in the company.

You should keep this manual in an accessible place and refer to it for guidance whenever specific issues arise.

If you have any questions regarding the information contained in this document, you should refer them in the first instance to your line manager who may then refer the issue to the Compliance Department.

Some changes to these guidelines may occur during the life of this document. You will be advised of any major changes which impact you, but you are advised to be aware of changes within your department which affect your activities.

* A shortened version is provided for those working under fixed term contracts of service of 3 months or less as well as those working under contracts for services.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                                7

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

Regulatory Background

The conduct of investment business in the UK is regulated by the Financial Services Act 1986 ("FS Act"). The Financial Services Authority ("FSA") defines the nature of investment business and sets out a framework of regulatory requirements.

The aim of the FSAct was to set guidelines for the conduct of those persons involved in investment on behalf of themselves and their clients, with the intention of both protecting the investors in the market and protecting the market from abuse.

All persons who wish to carry out investment business in or from the UK must be authorised. Investment business is defined broadly and includes fund managers, stockbrokers, financial advisers and unit trust companies. In order to be authorised, most firms need to apply to a Regulatory Organisation.

Regulatory Organisations

The FS Act set up a structure of regulators which would oversee the various investment activities. These regulators are authorised by the FSA which is, in turn, answerable to The Treasury, HM Government.


                               ------------------
                                   HM Treasury
                               ------------------




                             -----------------------
                                    Financial
                                    Services
                                Authority ("FSA")
                             -----------------------




------------------------    --------------------------    ----------------------
         SFA                           IMRO                          PIA
Securities and Futures         Investment Management        Personal Investment
      Authority               Regulatory Organisation             Authority
------------------------    --------------------------    ----------------------

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                                8

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

The main regulators overseeing the activities of the Framlington Group are IMRO (Investment Management Regulatory Organisation) and the PIA (Personal Investment Authority), as these regulators are responsible for the various types of investment business carried out by Group companies in the UK.

In brief:-

IMRO regulates the investment management activities of pension funds, unit trusts and institutional funds. This includes the fund management and administration of these funds.

PIA regulates the marketing of packaged products such as unit trusts, personal equity plans (PEPs) and Individual Savings Accounts (ISAs).

There is some element of overlap between the regulators and some activities, if carried out on low scale, can be regulated by either of these organisations. Firms of solicitors and accountants may be regulated by their Recognised Professional Body ("RPB") eg. the Law Society, or the Institute of Chartered Accountants (ICAEW) instead of the regulators above.

All of these regulatory agencies will be merged into FSA and their existing powers abrogated in a process expected to be complete by mid-2001 when the Financial Services & Markets Bill (FSMB) becomes effective ["N2" date] and the underlying Statutory Instruments become enforceable through the mechanism of "commencement orders".

Investment Business in the United States

In order that Framlington can provide services to US companies, one of the Framlington subsidiary companies, Framlington Overseas Investment Management Limited, is registered as an Investment Advisor with the Securities and Exchange Commission

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                                9

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

("SEC"), the main regulator of investment business in the United States. The SEC regulates investment advisors, wherever based, which provide services to US residents.

OVERSEAS OFFICES

Whilst the majority of Framlington activities are based in London, we also have offices in other parts of the world such as Moscow and Casablanca. In addition, some of the funds managed in London and overseas are administered in other financial centres such as Luxembourg, Dublin and Guernsey.

The activities carried out overseas may be subject to local regulations as well as UK regulatory rules.

Staff within overseas offices are required to act in accordance with the procedures laid down in their local offices which reflect the relevant requirements. They are also subject to the general guidelines contained in this document and should ensure that they are familiar with, in particular, the personal account dealing requirements.

As a general principle, Framlington seeks to apply uniform business standards throughout its business undertaking (including its legal delegates).

In consequence, it is not expected that business procedures will default to standards lower than imposed by the UK regulator unless local legal requirements dictate or would place Framlington at significant disadvantage relative to permitted risk.

Periodically, compliance staff will visit all foreign delegates to provide senior management with assurance that effective controls are in place and investor risk is minimised.

If staff require clarification of any of the requirements, they should contact their line manager or the Compliance Officer.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               10

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

Regulated UK companies within Framlington Group


Framlington Unit Management Limited
Regulated by IMRO and PIA
-------------------------

 .    Manages, administers and markets unit trusts, Personal Equity Plans (PEPs)
     and Individual Savings Accounts (ISAs), both lump sum, regular savings and unit and share exchange.

 .    Operates a joint venture with Personal Pensions Management Limited (PPML)
     for the provision of a pension product invested in unit trusts. The administration of the pension product is not strictly regulated by IMRO but the management of the underlying units is and IMRO standards are applied where relevant to the purchase and allocation of such units to the plan.


Framlington Investment Management Limited
Regulated by IMRO
-----------------

 .    Management of segregated pension funds.

 .    Management of investment trusts and other institutional funds both in the
     UK and overseas.

 .    Advisory services for insurance linked funds (unit trust portfolios).

 .    Administration of an investment trust savings scheme. This is delegated to an independent contractor "Cogent" as an IMRO "delegated function".


Framlington Overseas Investment Management Limited
Regulated by IMRO and SEC
-------------------------

 .    Advice and related investment management services to U.S. companies, institutions and mutual funds.

Framlington Investment Trust Services Limited
Regulated by IMRO
-----------------

 .    Management of investment trusts delegated to FIM.

These are in turn sub-delegated to Cogent in relation to the administration of Investment Trust Savings Schemes.

All staff employed by the Group are contracted to supply services to any of the above regulated companies or other companies within the group depending on the activity which is carried out by the individual.

--------------------------------------------------------------------------------
(Framlinton Group Limited - Updated June 2000)                                11

Issued September 2000

Compliance - Guidelines for Individuals                             Introduction
--------------------------------------------------------------------------------

In addition, the group must comply with other obligations such as the PEP and ISA regulations (produced by the Inland Revenue), the Companies Act 1985, which sets out rules on company reporting requirements, Money Laundering Regulations and the Criminal Justice Act 1993 which sets out the requirements to prevent Insider Dealing.

For some funds under management, we will need to adhere to local regulations such as Luxembourg or Dublin rules and relevant restrictions on investment and certain reporting requirements.

Within Framlington, the various Rule requirements are incorporated into the department procedure manuals so that staff do not need to read the detailed Rulebooks. This means that by adhering to procedures staff automatically meet the regulatory requirements. It is therefore essential that the procedures remain current so that they always reflect the legal and regulatory requirements and it is important that all staff read and understand the procedures which apply to them.

It is the responsibility of each department to review its procedures regularly to ensure that they remain representative and compliant.

Penalties for non-compliance

The penalties for non-compliance can be severe. These vary from a warning, which may be public, to disciplinary action which will include fines and associated costs as well as bad publicity. As a last resort, the company may be suspended for a period or made to cease trading indefinitely.

Any of the above consequences can significantly impact the reputation and the business of the company and this affects everyone working for the company.

It is therefore essential that we set high standards, above the regulatory minimum, in order to protect the good name of Framlington.

--------------------------------------------------------------------------------
(Framlinton Group Limited - Updated June 2000)                                12

Issued September 2000

Compliance - Guidelines for Individuals                           FSA Principles
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 FSA Principles

--------------------------------------------------------------------------------

The FSA principles set out the standards which are expected of all authorised persons, covering all aspects of their business.

1.      Integrity

        A firm should observe high standards of integrity and fair dealing.

2.      Skill, Care and Diligence

        A firm should act with due skill, care and diligence.

3.      Market Practice

        A firm should observe high standards of market conduct. It should also, to the extent endorsed for the purpose of this principle, comply with any code or standard as in force from time to time and as it applies to the firm either according to its terms or by rulings made under it.

4.      Information about Customers

        A firm should seek from customers it advises or for whom it exercises discretion any information about their circumstances and investment objectives which might reasonably be expected to be relevant in enabling it to fulfil its responsibilities to them.

5.      Information for Customers

        A firm should take reasonable steps to give a customer it advises, in a comprehensible and timely way, any information needed to enable him to make a balanced and informed decision. A firm should similarly be ready to provide a customer with a full and fair account of the fulfilment of its responsibilities to him.

6.      Conflicts of Interest

--------------------------------------------------------------------------------
(Framlinton Group Limited - March 1998)                                       13

Issued September 2000

Compliance - Guidelines for Individuals                           FSA Principles
--------------------------------------------------------------------------------

        A firm should either avoid any conflict of interest arising or, where conflicts arise, should ensure fair treatment to all its customers by disclosure, internal rules of

--------------------------------------------------------------------------------
(Framlinton Group Limited - March 1998)                                       14

Issued September 2000

Compliance - Guidelines for Individuals                           FSA Principles
--------------------------------------------------------------------------------

        confidentiality, declining to act, or otherwise. A firm should not unfairly place its interests above those of its customers and, where a properly informed customer would reasonably expect that the firm would place his interests above its own, the firm should live up to that expectation.

7.      Customer Assets

        Where a firm has control of or is otherwise responsible for assets belonging to a customer which it is required to safeguard, it should arrange proper protection for them, by way of segregation and identification of those assets or otherwise, in accordance with the responsibility it has accepted.

8.      Financial Resources

        A firm should ensure that it maintains adequate financial resources to meet its investment business commitments and to withstand the risks to which its business is subject.

9.      Internal Organisation

        A firm should organise and control its internal affairs in a responsible manner, keeping proper records, and where the firm employs staff or is responsible for the conduct of investment business by others, should have adequate arrangements to ensure that they are suitable, adequately trained and properly supervised and that it has well-defined compliance procedures.

10.     Relations with Regulators

        A firm should deal with its regulator in an open and co-operative manner and keep the regulator promptly informed of anything concerning the firm which might reasonably be expected to be disclosed to it.

Whilst these set out the basic principles to be followed, there are also core rules, and then detailed Rules (which are based on the principles and core rules) which are set out in the Regulators Rulebooks.



--------------------------------------------------------------------------------
(Framlinton Group Limited - March 1998)                                       15

Issued September 2000

Compliance - Guidelines for Individuals                           FSA Principles
--------------------------------------------------------------------------------

Rulebooks

IMRO and PIA produce Rulebooks which set out the detailed requirements which must be followed by firms which are regulated. The SEC also issues regulations under various statutes.

Rulebooks and documents such as the PEP and ISA Regulations and Client Money Regulations are held in the Compliance department and in relevant departments.



--------------------------------------------------------------------------------
(Framlinton Group Limited - Updated June 2000)                                16

Issued September 2000

Compliance - Guidelines for Individuals                    Compliance Department
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Compliance Department

--------------------------------------------------------------------------------

In order to meet its regulatory obligations, an investment firm must ensure that it has adequate compliance procedures. The compliance procedures include the appointment of a Compliance Officer.

The purpose of the Compliance department is to ensure that the Group complies with the Rules of the regulatory organisations and other relevant legislation.

In order to manage the Group's compliance arrangements the department carries out a number of functions including:-

 .        vetting and monitoring operational procedures and controls to ensure compliance with all Rules and Regulations.

 .        providing an advisory service on regulatory requirements.

 .        ensuring the effective operation of regulatory complaints procedures

 .        liaising with regulators

 .        making recommendations for improving current procedures

 .        reporting to the Board and the Compliance Committee on work undertaken by the department and problems identified

 .        maintenance of records under various regulatory requirements

 .        notifying IMRO, PIA & SEC of various activities and changes.

The Compliance department consists of three full time, one part time compliance staff member and a secretary who look after both IMRO, PIA, SEC and other related Regulatory issues.

           John Scarfe          Compliance Officer               (Ext. 6678)
           Jonathan Eadie       Deputy Compliance Officer        (Ext. 6564)
           Dominic Williams     Assistant Compliance Officer     (Ext. 6568)
           Mari Lakio           Legal/Compliance Assistant       (Ext. 6431)
           Lynne Howard         Compliance Secretary             (Ext. 6679)

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated March 2001)                              17

Issued September 2000

Compliance - Guidelines for Individuals                    Compliance Department
--------------------------------------------------------------------------------

The Compliance Officer has a direct reporting line to the Group Operations Director and independently to the Chairman of the Group.

There are open lines of communication between the Compliance department, the Chairman and the subsidiary Boards.

The Compliance Operations Committee, consisting of senior representatives from all divisions meets monthly. The monitoring which has been carried out during the period and its findings and current regulatory issues and problems are discussed and, where necessary, further action is agreed. The Compliance Committee of the Framlington Group Board meets quarterly. This Committee, chaired by the Group Chairman, reviews compliance policy issues, as well as specific matters and trends arising from monitoring.

Line managers and in fact all staff are considered to have a dotted reporting line to Compliance so all issues of concern should be raised through these communication lines without impediment.

                                   [DIAGRAM]

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               18

Issued September 2000

Compliance - Guidelines for Individuals                              Complaints
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Complaints

--------------------------------------------------------------------------------

As Framlington is involved along with other areas of business, with retail investment products with around 130,000 unit holdings*, it is a fact of life that we will receive complaints particularly but not exclusively from our retail ("private") customers from time to time.

*as at 30 June 2000
It is important that complaints are handled correctly and in accordance with relevant regulations.

We have both IMRO and PIA formal complaints procedures. In general, an IMRO complaint will be any complaint relating to the management or administration of our unit trusts/PEPs/ISAs or investment trust savings scheme.

PIA complaints generally relate to the marketing of investment products ie. the advertising literature and other disclosure documentation.

Any expression of discontent is a complaint. Further sub categorisation will be undertaken by the Framlington compliance team for the purposes of Regulatory returns.

All complaints must be notified immediately on receipt to the Compliance Officers. If the complaint is made by telephone you will have to make a brief written note of the essence of the complaint. Always ensure that accurate contact details are recorded.

The complaint must be acknowledged by the original recipient, in writing, within 24 hours. The acknowledgement should state that we are looking into the substance of the complaint and will aim to get a considered response back to the complainant within 7 days if not before.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               19

Issued September 2000

Compliance - Guidelines for Individuals                               Complains
--------------------------------------------------------------------------------

Where this is not the case (eg. where further investigation is required beyond a 7 day turnaround the complainant must be supplied with referral details for the appropriate Ombudsman).

A draft of the proposed response must be cleared with the Compliance Officer or one of his team before despatch. The Compliance team will ensure in particular that, where necessary, complainants are advised of their right to take matters up directly with the (IMRO) Investment Ombudsman or the PIA Ombudsman.

The Compliance team maintains a central register of all complaints, and will be responsible for notification to IMRO of all significant complaints which remain outstanding in excess of two months from receipt.

If you are in any doubt about how to handle a complaint, please refer to the Compliance Department.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               20

Issued September 2000

Compliance - Guidelines for Individuals                          Error Reporting
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Error Reporting

--------------------------------------------------------------------------------

For both regulatory and management control purposes, all errors which are or which may constitute breaches of the regulatory requirements must be reported to the Compliance Department.

In all areas forms for reporting such occurrences are in operation. Alternatively, a memorandum outlining the error, how it has been corrected and any action taken to prevent recurrence should be submitted to Compliance. Where relevant such occurrences are reported to the Compliance Committee.

These occurrences are analysed to see if we should amend our procedures to prevent the error happening again and also to ensure that extra controls are implemented where necessary.

--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          21

Issued September 2000

Compliance - Guidelines for Individuals        Money Laundering Regulations 1993
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       MONEY LAUNDERING REGULATIONS 1993

--------------------------------------------------------------------------------

Background

The Money Laundering Regulations came into force on 1 April 1994 and apply to all firms which conduct investment business regulated by the Financial Services Act 1986. Therefore, they apply to all the investment business undertaken by the Framlington companies whether the client is based within or outside the UK.

What is Money Laundering?

Money laundering is the process by which criminals attempt to conceal the true origin and ownership of the proceeds of their criminal activities. If undertaken successfully, it also allows them to maintain control over those proceeds and ultimately to provide a legitimate cover for their source of income.

The transaction could be laundering money from drug trafficking, terrorism or any other serious crime. The particular crime is irrelevant.

It is a criminal offence to assist anyone whom you know or suspect to be laundering money generated by any serious crime. If you know or suspect that a transaction is related to any serious crime you must report it. Even if no transaction is carried out, if you suspect money laundering relating to drug trafficking, terrorism or other serious crime you must report it.

What does this mean to Framlington?

Framlington is most likely to find itself being used at the layering and integration stages of money laundering. This is where people will try to create layers of financial transactions to disguise the audit trail and provide apparent legitimacy to criminally derived wealth.

--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          22

Issued September 2000

Compliance - Guidelines for Individuals        Money Laundering Regulations 1993
--------------------------------------------------------------------------------

The liquidity of unit trust investments means that they provide a good method of moving money and inter-mixing legal and illicit proceeds.

What does this mean to you?

There is an obligation on all staff to report any suspicions of money laundering. Any such suspicions should be reported to your direct line manager who in turn will report it to the Compliance Officer, who is the Money Laundering Reporting Officer. Once the member of staff has reported their suspicions, they have fully satisfied their obligations under UK law. Anyone reporting a suspicion of money laundering is protected against being sued for breach of confidentiality.

Procedures

Detailed procedures are included within relevant department procedures manuals and you should ensure that you are familiar with these, particularly in the Retail Administration, Fund Management, Client Liaison and Settlement areas where new monies and new clients create the biggest risk.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               23

Issued September 2000

Compliance - Guidelines for Individuals                  Training and Competence
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Training and Competence

--------------------------------------------------------------------------------

In July 1994, IMRO introduced a training and competence scheme for individuals who undertake discretionary or advisory management of investment. The passing of an appropriate benchmark examination will also be required prior to unsupervised fund management activity. All fund managers must be formally assessed as "threshold competent" before they can manage or advise on investments.

In addition, staff in the Scheme will be reassessed on a continuing basis and must keep records to demonstrate that they have maintained their competence through formal and informal training.

IMRO introduced a similar training and competence scheme to cover "supervisory" administrative ("Back Office") staff which became fully effective on 1 January 1998. This also requires examinations and training requirements for relevant staff who are identified at recruitment stage and on any internal transfers before undertaking such activities.

The Training and Competence Schemes are delivered by Operational Management and co-ordinated by Personnel and Compliance.

Personnel                Notifies new recruits and internal transferees to
                         Compliance. Ensures regulatory recruitment requirements are complied with as advised by Compliance. Arranges and co-ordinates external courses identified as relevant by Operational Management.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               24

Issued September 2000

Compliance - Guidelines for Individuals                  Training and Competence
--------------------------------------------------------------------------------

Compliance               Determines, categorises and provides advice to
                         Personnel and Operational Management concerning application of the scheme. Exercises independent
                         "oversight" through formal audit. Maintains training records when completed by Operational Management.

Operational Management   Applies the scheme and undertakes formal assessment for
                         -------
                         the purposes of Induction, "On the Job" training and Continuing Professional Development (CPD) for those assessed as Threshold Competent. Provides adequate
                         "mentorship" for trainees.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               25

Issued September 2000

Compliance - Guidelines for Individuals               Offering Investment Advice
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Offering Investment Advice

--------------------------------------------------------------------------------

The current Framlington policy is not to offer investment advice other than to discretionary or advisory customers where we have a formal agreement in place and where such advice is given only by the relevant fund managers(s) of the fund.

The reason for this, is that under various regulations you are not able to offer advice unless a detailed factfind has been completed to enable the individual to give suitable advice to the client and Framlington has ensured that each
                                   ---
individual is suitably qualified and experienced to provide investment advice under the Training and Competence Scheme.

In broad terms, advice is defined as giving or offering or agreeing to give potential investors advice on the merits of purchasing or selling an investment which includes any recommendation on what action the client should take.

All information provided where no formal agreement exists should be factual or generic and should not indicate that a particular course of action is/is not suitable for that client. Performance history and features of funds and investments can be given but no suggestion of its appropriateness or otherwise should be made.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               26

Issued September 2000

Compliance - Guidelines for Individuals                          Data Protection
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Data Protection

--------------------------------------------------------------------------------

Within Framlington we hold information regarding individuals and their investments on our computer systems to enable us to administer funds effectively and report to clients.

The Data Protection Act 1984 lays down principles which need to be followed by any company which holds "personal data". Each company within the Group has its own register entry which details the information held and to whom it can be disclosed. Disclosure of personal data is only permitted to persons listed in the register entry.

Within Framlington, the register entries enable information about an individual to only be disclosed to the individual or his appointed agent.

It should be remembered that the Group and its employees commit a criminal offence if personal data is disclosed knowingly or recklessly to a person not described in the register entries of the Group. If prohibited disclosure occurs, this may result in a fine and for compensation to be payable.

If your job function involves providing or storing personal data, your department procedures will set out the detailed requirements.

The 1998 Act has extended the obligations of "Data Controllers" under the new Act, which now incorporate in some cases manually processed data and additional reporting and notification requirements.

Please refer any queries to the Compliance Officer who is also the nominated Data Protection Officer.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               27

Issued September 2000

Compliance - Guidelines for Individuals                  Individual Registration
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Individual Registration

--------------------------------------------------------------------------------

As part of its regulatory responsibilities, Framlington must satisfy itself that every member of staff appointed to carry out its investment business is "fit and proper" to do so.

As part of this, Framlington takes up references and has detailed recruitment and appointment procedures.

IMRO requires certain individuals who have either directly or indirectly "influence or control over money and assets belonging to clients, or who have discretion, influence or control over investment advice or decisions" to be registered.

In practice this includes directors, fund managers, central dealers, certain marketing staff and staff who control money and assets. A person cannot and must not undertake a registrable activity until they are formally registered with IMRO. This is particularly relevant for directors of regulated firms who must not discharge their statutory responsibilities until IMRO registration has been confirmed.

In addition the Compliance Officer and Financial Officer must be individually registered regardless of other functions performed.

Compliance and Personnel will ensure that all relevant recruits complete the necessary forms, which will be submitted to IMRO prior to commencement of employment wherever possible, to enable staff to undertake registrable activities at the earliest time. The same applies where a person changes roles and commences a registrable activity.

A similar registration scheme was introduced by the PIA and took effect from 1 October 1998 for certain designated functions.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             28

Issued September 2000

Compliance - Guidelines for Individuals                 External Appointments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              External Appointments

--------------------------------------------------------------------------------


Employees, including Executive Directors must obtain the prior approval of the Group Chief Executive before accepting an Executive or Non-Executive directorship or any other appointment outside the Group.

In order to obtain prior consent, employees should inform the Head of Legal and Company Secretariat in writing who will obtain any necessary consent and advise Compliance. Where relevant, such appointment will (if approved) be ratified by the Board.

Prospective Board appointments for IMRO/PIA regulated firms will need to be notified to IMRO and cleared by those SROs PRIOR to the appointment being approved by the Board.

Conflicts of Interest

The overriding principle in carrying out our business is that the interests of our customers are paramount. Actual or potential conflicts of interest should be avoided. Where individual staff members are aware of possible conflicts of interest, for example, due to personal or business relationships, these should be advised to the Compliance Department. Where conflicts of interest cannot be avoided, they must be fully disclosed to the customer in advance.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               29

Issued September 2000

Compliance - Guidlines for Individuals
--------------------------------------------------------------------------------





                                    SECTION 2





                                 Code of Ethics









--------------------------------------------------------------------------------
(Framlington Group Limited - March 1998)                                      30

Issued September 2000

Compliance - Guidelines for Individuals                          Code of Ethics
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Code of Ethics

--------------------------------------------------------------------------------


This Section covers three areas -

          1. Personal account dealing (specifically that staff are not utilising price sensitive information not in the public domain).

          2. Insider dealing.

          3. Gifts and Entertainment.


Together these areas constitute the "Code of Ethics" under relevant SEC requirements. In particular, the personal account dealing section incorporates and takes account of formal the SEC requirements and recommendations for the procedures for staff carrying out personal investment transactions and specifically takes account of prohibitions relating to "affiliated persons"* of Framlington.

     - to employ any device scheme or artifice to defraud

     - to make any untrue statement of material fact or knowingly to refrain from making such a statement where not to do so would itself result in a misleading impression being created

     - to engage in any act, practice or course of business that might reasonably be expected to result in fraud deceit or other dishonest practice in relation to the fund

     - to engage in market abuse or other manipulative practice in relation to funds under management by Framlington

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             31

Issued September 2000

Compliance - Guidelines for Individuals                          Code of Ethics
--------------------------------------------------------------------------------


*"Affiliated Persons" are defined for the avoidance of doubt as

a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person;

b) any person 5 per centum or more of whose outstanding voting securities are directly by such indirectly owned, controlled, or held with power to vote, by such other person;

c) any person directly or indirectly controlling, controlled by, or under common control with, such other person;

d) any officer, director, partner, copartner, or employee of such other person;

e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

See also "Connected Person" as explained on page 32.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             32

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Personal Dealing Procedures

--------------------------------------------------------------------------------


As part of your contract of employment with Framlington, you undertake to comply with these procedures. Any failure to comply with them may result in disciplinary action, and any deliberate attempt to avoid or circumvent these rules will incur disciplinary action and may result in immediate dismissal without notice on the grounds of "Gross Misconduct".

Purpose of the rules

Framlington's business consists of managing investments for clients. The activities of individuals in managing their own investments, therefore, may involve conflicts of interest with client activity. These rules, therefore, exist to help the firm and individuals to manage those conflicts to ensure that neither Framlington nor the individual can be criticised for any actual or perceived conflict of interest.

The rules are based on the premise that the interests of Framlington's clients are placed ahead of the interests of Framlington itself, and the interests of Framlington are placed ahead of its directors and employees.

This formal set of rules is a requirement of both the UK and the US regulatory agencies.

Who is covered by the rules?

These rules apply equally to all directors and employees of Framlington Investment Management Limited, Framlington Overseas Investment Management Limited, Framlington Unit Management Limited and Framlington Investment Trust Services Limited based in the UK. They also apply to "Connected Persons" of those directors and employees. A Connected Person is anyone connected with the relevant director or employee by reason of a domestic or business relationship through which the director or employee has or might reasonably be expected to have stock-specific influence over that person's judgement in the purchase or sale of investments.


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             33

Issued September 2000

Compliance - Guidelines for Individuals             Personal Dealing Procedures
--------------------------------------------------------------------------------

For the purposes of SEC regulations an Affiliated Person (see above) includes a Connected Person.

These rules also apply to directors and employees if they are dealing as a personal representative of an Estate or as a Trustee of a Trust, unless the Estate or Trust relies solely on the advice of another person.

What investments are covered by the rules?

Restrictions on personal account dealing apply to transactions in all stocks and shares, debentures including debenture stock, loan stock, bonds and convertible bonds, government and municipal securities, warrants, options, futures and contracts for differences. They also apply to spread betting on individual investments or indices. Acceptance of takeover offers and rights issues, and conversion of warrants do not need prior approval but should be notified without delay so that Compliance Department's records can be kept up to date.

The rules do not apply to investments in open-ended collective investment schemes such as unit trusts, mutual funds or open ended investment companies, and the purchase of life policies.

You should note, in particular, that the rules will restrict investment in the closed-end investment trusts and investment companies operated by Framlington. They also apply to all new issues and private placements. Even where major government privatisations are concerned, staff must assume that any application requires prior approval under the normal procedures unless a specific waiver has been granted.

Restricted List

The Compliance Department maintains a "restricted list". This is in two parts: a "stop list" indicating securities which may not be purchased either for clients or for individuals under any circumstances; and a "refer list" containing stocks which may not be dealt by individuals for their own account without specific approval from the Compliance Officer or his Deputy.

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               34

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               35

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------


When will approval be refused?

Approval will be automatically refused for any dealing in:-

1.       Any security on the "stop list".

2. Any security which is currently being purchased or sold for one or more clients. Where an employee wishes to deal in the opposite direction to the client transaction - ie. client buys and employee sells or client sells and employee buys - the employee must wait 7 calendar days (6 clear days) to remove any suggestion that the employee might benefit from any market effect of the client trade. Employees may not deal in the 7 calendar days before an order is placed for a client fund. Permission will not be given for any dealing if it is known that a client order is in contemplation. Where permission to deal is given and a subsequent decision to deal for clients within 7 calendar days is taken, that fact will be reported to the Compliance Committee which will consider whether the employee concerned should disgorge any profit made on the transaction.

3. If the employee has dealt in a stock and then deals in the opposite direction within 60 calendar days, any profits realised on such short term trading may have to be surrendered unless otherwise agreed by the Compliance Committee. For the avoidance of doubt, broker credit facilities used to purchase securities and repaid within 60 days by a sale of the relevant security, and spread bets on financial instruments, are not exempt from these provisions.
                          ---

Other Restrictions

By asking to deal, an employee is warranting that he/she:-

1. is not breaking any law, specifically any regulations concerned with "Insider Dealing";

2.       is not breaching the house rules; and

3.       that they can settle the transaction on demand.


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               36

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------


Exemptions

Consideration will be given on a case by case basis by the Compliance Officers to exclude individual arrangements under which a third party has full discretion over the management of the portfolio. Exemption will only be granted in these circumstances if the individual concerned is not consulted or pre-advised of any investment decision taken by the investment manager. The individual will also have to arrange for that investment manager to provide regular reports to the Compliance Department of the content of, and transactions in, their portfolio.


Approval procedure

No security may be purchased without prior consent obtained under the following procedure.


Stage 1
-------

Central dealers must confirm that there is no open order in existence for any client in the security in question. Central Dealers will also confirm that the stock does not appear on either the stop or refer lists. If the stock appears on the stop list approval will automatically be refused. If the stock appears on the refer list, the Central Dealers will annotate that fact.


Stage 2
-------

The second stage approval must come from the relevant fund manager, or his/her nominated deputy, concerned with the security in question. The relevant fund manager will confirm, having consulted other fund managers as necessary, that there is no activity in the stock under consideration or related stock for any client fund. If activity is under consideration, the application will automatically be refused. In these circumstances, the individual may reapply once the client activity has ceased, but will have to bear in mind the timing restrictions noted above.


--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          37

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------


Stage 3
-------

The final approval will come from the Compliance Officer or his nominated deputy. The Compliance Officer or his nominated deputy may refuse approval for a transaction if stock is on the refer list and he considers that an actual or perceived conflict of interest might arise out of the personal transaction. He may also refuse permission if the transaction would breach the 60 day rule noted above.

Once signed-off, the Compliance Officer or his nominated deputy will return the form to the applicant. Approval, once given, is valid until the close of the next business day. If, for any reason, an applicant is unable to transact an approved deal within the permitted time frame, they must reapply for permission. As far as transactions by post are concerned, for instance, for PEP/ISA transactions or corporate actions, the individual must ensure that the instruction is posted within the time limit given; it is not, however, expected that the broker or company concerned will necessarily act on the instruction within the time limit. This will also be the case for the take up of Initial Public Offers (IPOs).

The applicant is required to complete the final section of the form under which they confirm, a) that the order was dealt as approved, or b), that the order was not transacted.


Brokerage accounts

All personal dealings must be transacted through a broker of the individual's choice. The Compliance Officers will request that the broker will send duplicate copies of all contract notes to them relating to transactions of the individual or of any connected person. Individuals should therefore ensure that brokerage arrangements are properly established before they request permission to deal.


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             38

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------


Disclosure

All officers and employees are required to disclose all personal securities holdings upon commencement of employment with a Group company and in any event within 10 days of commencement of employment and quarterly thereafter. The format of such reports is prescribed and a proforma is exhibited at page 38. The Compliance Department monitors permissions granted against reports of transactions submitted by brokers. Any discrepancy between brokers reports and permissions granted will be investigated and individuals are required to co-operate in explaining any transactions for which prior approval cannot be evidenced.

Monitoring

When such reports are received the Compliance Officer shall establish that no conflict with funds under management exists that all future acquisitions disposals pledges or other connected transactions do not conflict with Framlington's fiduciary obligations. Detailed monitoring procedures setting out the Compliance monitoring arrangements are contained in a separate procedures manual, and are kept under review consistent with regulatory requirements and relevant "Best practice" proportionate to risk.

A full audit trail including original consents, waivers and relevant qualifications is maintained consistent with regulatory requirements and Framlington's Document Retention Policy as amended from time to time.


Memorandum


To:       Jonathan Eadie

From:

SUBJECT:  Compliance: Guidelines for Individuals


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             39

Issued September 2000

Compliance - Guidelines for Individuals              Personal Dealing Procedures
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


I confirm I have received a copy of the handbook "Compliance Guidelines for Individuals". I have read and understood the Guidelines and confirm that I will abide by its requirements.

I also understand that compliance with the Guidelines is a term of my contract of employment.

In line with the personal account dealing procedures, I hereby list below the personal dealing accounts that have been opened with my/our broker(s) and enclose a list of the names of all securities held by myself as at the above date.

--------------------------------------------------------------------------------
                        No. of     Original      State Retention Address eg.*
Name of Stock           Shares       Cost        Broker/Bank/Depository
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I agree with the above and confirm that I have attached my list of holdings/do not currently own any security.
(delete as appropriate)


Signed: _______________________________                 Date: _______________

*This is the location address at which the shares or other documents of title are held. Alternatively, the employee's private address.


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated August 2000)                             40

Issued September 2000

Compliance - Guidelines for Individuals             Personal Dealings Procedures
--------------------------------------------------------------------------------

===============================================================================================================================

                                               Personal Account Dealing Report

===============================================================================================================================
Employee Name:                        ___________________________________        Date:              ________________________

Deal for:                       _________________________________________        Time:              ________________________

Relationship:                      ______________________________________        Broker:              ______________________


-------------------------------------------------------------------------------------------------------------------------------

                                                           BUY/SELL

-------------------------------------------------------------------------------------------------------------------------------

Name of Security:                      __________________________________        Amount:               _____________________

===============================================================================================================================

Stage 1 - Central Dealer Checks
-------

                                               ------ -------
Stop list                                       Y*      N             * Automatic refusal
                                               ------ -------

                                               ------ -------
Refer list                                      Y       N
                                               ------ -------

                                               ------ -------
Outstanding client order                        Y*      N
                                               ------ -------

                                               ------------------------------ -----------------------------
Client deals within last 7 days                       Same direction              Opposite direction *
                                               ------------------------------ -----------------------------

Signed: ______________________________                        Date: _________________            Time: _____________

===============================================================================================================================

Stage 2 - Fund Manager Approval - For list see over
-------

I confirm no conflict with recent, current or prospective client activity.

Signed: ______________________________                        Date: _________________            Time: _____________

===============================================================================================================================

Stage 3 - Compliance Department Approval
-------

Signed: _________________________                             Date: _________________            Time: _____________

                                           VALID UNTIL ___________________________

-------------------------------------------------------------------------------------------------------------------------------

Compliance comments:

-------------------------------------------------------------------------------------------------------------------------------

Confirmation:      I confirm this transaction was executed within time limit.

                   I confirm this transaction was not executed.


Signed: ______________________________                        Date: _________________            Time: _____________

===============================================================================================================================

--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               41

Issued September 2000

Compliance - Guidelines for Individuals             Personal Dealings Procedures
--------------------------------------------------------------------------------

================================================================================

                         Personal Account Dealing Report

================================================================================

     APPROVAL TO BE OBTAINED FROM:

     UK   large cap:              Richard Peirson / Paul Branigan / Neil Birrell


     UK   small cap:              Richard Peirson / Alice Ryder / Brian Watson


     US                           Stephen Kelly


     Healthcare                   Antony Milford

     Europe                       Caspar Rock

     Emerging Markets & Asia      William Calvert

     Japan                        Chris Bell

     Unquoteds                    Simon Key



     IF A RELEVANT FUND MANAGER IS NOT AVAILABLE, APPROVAL SHOULD BE OBTAINED FROM ONE OF THE FOLLOWING:

                                   Simon Key

                                   Mike Vogel

                                   Warren Colman

================================================================================
--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               42

Issued September 2000

Compliance - Guidelines for Individuals                          Insider Dealing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Insider Dealing

--------------------------------------------------------------------------------


The Criminal Justice Act 1993 sets out details of various criminal offences relating to the use of inside information.

Inside information is information relating to securities which has not been made public but would be likely to have an effect on the price if it were made public.

It is an offence to deal in securities, or encourage another person to deal, in securities when in possession of inside information, or to disclose inside information otherwise than in the proper performance of your employment.

No person should deal for themselves or the company when in possession of inside information, and such information should not be passed on to others.

Whilst the law relating to insider trading varies across the globe, Framlington has adopted these standards regardless of the nature of the security and country.

If any person believes that they are in receipt of inside information or are compromised by virtue of a close relative being an "insider" this should be reported to the Compliance department and the security will be placed on the Embargo List.

Staff are embraced by restrictive requirements in circumstances where close relatives (typically spouses) and other connected persons eg. related directors and employees themselves become "insiders".

In such circumstances Framlington staff must immediately notify the Compliance Officers confidentially in writing (e-mail should NOT be used for this purpose) and confirm the period during which the close relative remains an "insider".


--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          43

Issued September 2000

Compliance - Guidelines for Individuals                          Insider Dealing
--------------------------------------------------------------------------------


During such period, the affected security will be admitted to the Framlington "Refer" list (see above) and the situation monitored closely. On no account should the affected security or fact that it has been reported be discussed with anyone other than the Framlington Compliance Officers.

The Embargo List operates to ensure that persons within the Group do not act or appear to act on inside information held by themselves or others connected to them by kinship or employment.

The primary interest is to avoid potential conflicts of interest and avoid potential embarrassment or censure of the individual and the Firm.


--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          44

Issued September 2000

Compliance - Guidelines for Individuals                  Gifts and Entertainment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Gifts and Entertainment

--------------------------------------------------------------------------------


These procedures are designed to ensure that we carry out our business with the highest standards of integrity, so that inducements are neither offered by, nor received by, employees of the Group. These guidelines encompass regulatory requirements as well as standards set by the Group.

The guidelines cover various types of gifts or benefits in kind which may be offered to, or received from, any investment business or other agents with which the Group does business. These parties include, but are not restricted to: stockbrokers, intermediaries, consultants, trustees and suppliers of equipment and services.

The definition of gifts and benefits in kind includes invitations to sporting events, the theatre or other social events (whether accompanied by the donor or not) and includes gifts such as champagne, wine and gifts of company goods if more than a de minimis value (see later). Lunches and dinners in the ordinary course of business are excluded.

In order to monitor the gifts received or given, records of these must be completed and submitted in line with these procedures.


Prohibitions

Gifts and entertainment cannot be accepted or given where they are of a value or frequency which can reasonably be expected to influence the recipient or go against the best interest of the customer.

The Compliance department has the right to prevent any employee from accepting or offering any gift or benefit in kind if it is deemed to be inappropriate.

The decision of the Compliance Officers shall be "final" in this regard.


--------------------------------------------------------------------------------
(Framlington Group Limited - Mar 98)                                          45

Issued September 2000

Compliance - Guidelines for Individuals                  Gifts and Entertainment
--------------------------------------------------------------------------------


Gifts/Benefits Received

Each individual is responsible for completing a gifts/benefits form for any gifts received, unless it is considered to be of a de minimis value (valued at under (pound)25.00 in total is the current guideline). If you are in any doubt about the value of the gift then it should be declared.

The form should be submitted to your department manager for approval (or where relevant the Compliance Officer). All forms should then be passed to the Compliance Secretary who shall maintain the records.

Where possible prior approval should be obtained eg. corporate hospitality will normally be advised in advance by invitation. Prior approval is essential if the
                                                                ---------
value of any gift or benefit is deemed to be over (pound)100 and regardless of notice shall be delivered in the absence of such prior approval.


Offering Gifts/Entertainment

Gifts and entertainment should only be offered where they are of a value or a frequency which is not reasonably expected to influence the recipient or induce the recipient to act against the best interests of his customer or company.

Gifts or benefits which are in line with normal market practice AND are valued
                                                                ---
at under (pound)100 in value are subject to normal expense authorisation procedures. An exception to this is any gift or entertainment given to an IFA
            -----------------------------------------------------------------
(see below).
-----------


Independent Intermediaries

The maximum value of gifts given to any one intermediary in any one calendar year must not exceed (pound)25 multiplied by the number of individuals within the IFA firm which are authorised to sell investment contracts. In order to monitor this limit, all gifts/benefits in
                    ---


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               46

Issued September 2000

Compliance - Guidelines for Individuals                  Gifts and Entertainment
--------------------------------------------------------------------------------


kind and recipients must be recorded on the Gifts/Benefits form and submitted to Compliance. Diaries and calendars are excluded. These requirements are laid down by the PIA.

This procedure means that golf days or other corporate hospitality must be declared. Any payments we make to assist an IFA with training etc. should also be declared.

In all cases, gifts or benefits valued at over (pound)100 must be authorised by the department manager on the appropriate form and then submitted to the Compliance department.

The adherence to these guidelines will be monitored on a regular basis and deviations from these procedures will be reported to the Compliance Committee if this is deemed appropriate.


--------------------------------------------------------------------------------
(Framlington Group Limited - Updated June 2000)                               47

Issued September 2000

Compliance - Guidelines for Individuals               Gift and Entertainment
----------------------------------------------------------------------------


This report is to be presented to the Compliance Department, at the very latest, within 48 hours of receipt of a gift, or immediately in the case of making a gift, regardless of its value. Please use a separate form for each gift. `Gift' also includes corporate hospitality such as theatre tickets, golf days, sporting events.

--------------------------------------------------------------------------------

                         Gift/Benefit Notification Form

--------------------------------------------------------------------------------


Gift Recipient/Donor in Framlington             _______________________________

Signature              _____________________________  Date        _____________


Received

--------------------------------------------------------------------------------
Description                                    Estimated Value (Sterling equiv.)

--------------------------------------------------------------------------------
Donor                                           Date Received



Relationship of Donor
--------------------------------------------------------------------------------



Name & signature of Department Head/Investment Director
(as appropriate)


Name: ______________________________        Signature:      __________________


Donated

--------------------------------------------------------------------------------
Description                                     Value



--------------------------------------------------------------------------------
Recipient                                       Date Given



Relationship of Recipient
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                             48

_______________________________________________________________________________

The Compliance Officer

Dear Sir/Madam

Account(s) in the name of:
--------------------------

The above account(s) is/are subject to the Employee Personal Accounting Dealing Policy of Framlington Group Limited. We are pleased to confirm that the above referenced account(s) may be maintained with you, subject to your confirmation of the following:-

     i) that the account(s) is/are managed solely at your discretion and without guidance or direction from the account holder;
     ii) you will inform immediately should the discretionary status of the account change;
     iii) that you forward copies of all contract notes and confirmations relating to transactions executed through the account(s) and monthly or other periodic reports to Miss Lynne Howard, Compliance Department, at the above address;
     iv) the account will not receive terms of business or lines of credit more favourable than you would normally provide to customers of similar standing.

Furthermore, please note that Framlington Group Limited has been authorised and reserves the right to provide instructions to you concerning activity in this account at our employees expense.

Kindly confirm your agreement to the terms specified above by completing the enclosed copy of this letter.

Yours faithfully,




Legal and Compliance

Signed: _____________________________                  Date: ___________________
         Account Holder

                                  Confirmation
                                  ------------

We confirm receipt of this letter and agree the terms specified above.    Yes/No

We confirm there has/has not been any securities executed through         Yes/No
the above account from [                              ] to date

We enclose copies of contract notes and statements from                   Yes/No
[                        ] to date

--------------------------------------------------------------------------------
                                                                            49